Exhibit 10.1

Air Transport Services Group, Inc.

1.125% Convertible Senior Notes due 2024

Purchase Agreement

September 25, 2017

Goldman, Sachs & Co. LLC

SunTrust Robinson Humphrey, Inc.

As representatives of the several Purchasers

named in Schedule I hereto,

c/o Goldman, Sachs & Co. LLC,

200 West Street,

New York, New York 10282-2198.

c/o SunTrust Robinson Humphrey, Inc.

711 5th Avenue | 14th Floor

New York, New York 10022

Ladies and Gentlemen:

Air Transport Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions set forth in this purchase agreement (this “Agreement”), to issue and sell to the purchasers named in Schedule I hereto (the “Purchasers”), for which Goldman, Sachs & Co. LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives (the “Representatives”) an aggregate of $225,000,000 principal amount of its 1.125% Convertible Senior Notes due 2024 (the “Firm Securities”), and, at the option of the Purchasers, up to an additional $33,750,000 aggregate principal amount of its 1.125% Convertible Senior Notes due 2024 (the “Optional Securities”) if and to the extent that the Purchasers shall exercise the option to purchase such Optional Securities granted to the Purchasers in Section 2 hereof. The Firm Securities and the Optional Securities are herein referred to collectively as the “Securities.” The Securities will be convertible into cash, shares of common stock, par value $0.01 per share, of the Company (“Stock”), or a combination of cash and shares of Stock, at the option of the Company, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). The Securities are to be issued pursuant to that certain indenture, dated as of September 29, 2017 (the “Indenture”), to be entered into among the Company and U.S. Bank National Association, as trustee, paying agent and conversion agent (the “Trustee”).

In connection with the offering of the Firm Securities, the Company is separately entering into convertible note hedge and warrant transactions with certain financial institutions, including one or more of the Purchasers (the “Call Spread Counterparties”) pursuant to convertible note hedge confirmations (the “Base Bond Hedge Confirmations”) and warrant confirmations (the “Base Warrant Confirmations” and, together with the Base Bond Hedge Confirmations, the “Base Call Spread Confirmations”), respectively, each to be dated the date hereof, and in connection with any exercise by the Purchasers of their option to purchase any Optional Securities, the Company and the Call Spread Counterparties will enter into additional convertible note hedge and warrant transactions pursuant to additional convertible note hedge confirmations (the “Additional Bond Hedge Confirmations”) and additional warrant confirmations (the “Additional Warrant Confirmations” and, the Additional Warrant Confirmations together with the Additional Bond Hedge Confirmations, the “Additional Call Spread Confirmations”), respectively, each to be dated the date on which the Purchasers exercise their option to purchase such Optional Securities. We refer to the Base Call Spread Confirmations and the Additional Call Spread Confirmations collectively herein as the “Call Spread Confirmations.”

1.    The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)	A preliminary offering circular, dated September 25, 2017 (the “Preliminary Offering Circular”), and an offering circular, dated September 25, 2017 (the “Offering Circular”), have been prepared in connection with the offering of the Securities and the shares of Stock, if any, issuable upon conversion thereof. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such circular and incorporated by reference therein and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein.

(b)	For the purposes of this Agreement, the “Applicable Time” is 4:30 pm (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the term sheet set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a) listed on Schedule II(b) hereto) and each Permitted General Solicitation Material (as defined in Section 6(a) listed on Schedule II(d) hereto) does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein.

(c)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.

(d)	Neither the Company nor any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act (other than by means of a Permitted General Solicitation, as defined below) or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902.

(e)	Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act.

(f)	The statements set forth in the Pricing Disclosure Package and the Offering Circular under the captions “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the captions “Description of Certain Indebtedness” and “Description of Concurrent Convertible Note Hedge Transactions and Warrant Transactions,” insofar as they purport to describe the provisions of the documents referred to therein, and under the captions “Certain U.S. Federal Income Tax Considerations” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws, legal conclusions with respect thereto and documents referred to therein, are accurate and complete in all material respects.

(g)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will result in a violation by the Company of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(h)	The accountants who certified the audited financial statements and supporting schedules included in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular are independent public accountants as required by the Act, the Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board.

(i)	The financial statements included or incorporated by reference in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j)

Except as otherwise stated therein, since the respective dates as of which information is given in the Pricing Circular, the Pricing Disclosure Package or the Offering Circular, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k)	The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular and to enter into and perform its obligations under each of this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(l)	Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(m)	The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular or pursuant to the exercise of convertible securities or options referred to in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular).

(n)	This Agreement has been duly authorized, executed and delivered by the Company.

(o)

The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular.

(p)	The Securities have been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Base Call Spread Confirmations have been, and any Additional Call Spread Confirmations on the date or dates that the Purchasers exercise their right to purchase the relevant Optional Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Counterparties, constitute, or will constitute, as the case may be, valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. A total of 9,500,000 shares of Stock issuable under the Base Warrant Confirmations and any Additional Warrant Confirmations (the “Warrant Shares”), have been duly authorized and reserved for issuance by all necessary corporate action and all shares of Stock issuable upon conversion of the Securities will be duly authorized and reserved for issuance after shareholder approval. All shares of Stock issuable upon conversion of the Securities, after shareholder approval and when issued in accordance with the terms of the Securities and the Indenture, and all Warrant Shares, when issued in accordance with the Base Warrant Confirmations or the Additional Warrant Confirmations, as applicable, will be validly issued, fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(q)

Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except, with respect to this clause B, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, with respect to this clause C, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Call Spread Confirmations, the Indenture, the Securities, and the consummation of the transactions contemplated herein, therein and in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds” and any conversion of Securities or issuance of Stock upon conversion) and compliance by the Company with its obligations hereunder, and with the provisions of the Indenture and Call Spread Confirmations (including the issuance of any Warrant Shares in accordance with the terms thereof) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(r)	No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(s)	Except as disclosed in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, the Call Spread Transactions or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(t)

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or under the Call Spread Confirmations or for the due execution, delivery and performance of the Indenture (including any conversion of Securities or issuance of Stock upon conversion), except such as have been already obtained or as may be required under the Act, the Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”), excluding any filing, authorization, approval, consent, license, order, registration, qualification or decree the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

(u)	The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v)	Except such real property owned by the Company or its subsidiaries that is subject to mortgages or pledges granted to the lenders under the Company’s senior credit facility as security for amounts borrowed thereunder, the Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular or (B) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, are in full force and effect, with such exceptions as, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(w)

Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or invalidity or inadequacy that, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(x)	Except as described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(y)

The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(z)	There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aa)	All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed or extensions to file such returns have been timely requested and all taxes whether or not shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due whether or not pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or where the failure to pay such taxes would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(bb)	The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(cc)	The Company is not required, and upon the transactions contemplated by the Call Spread Confirmations, the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(dd)

Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(ee)	None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company and its subsidiaries, and their directors, officers, employees, agents, affiliates, representatives or any other persons acting for or on behalf of the Issuer shall not directly or indirectly use the transaction proceeds for any purpose that would breach Anti-Money Laundering Laws.

(gg)	(i) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions and (ii) neither the Company nor any of its subsidiaries will directly or indirectly use the proceeds of the offering of the Notes hereunder or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing, directly or indirectly, the activities of any person in contravention of any US Economic Sanctions Law or any equivalent European Union measure, including sanctions imposed against certain states, organizations and individuals under the European Union’s Common Foreign & Security Policy, any economic sanctions administered by Her Majesty’s Treasury, or any sanctions administered by the United Nations Security Council.

(hh)	Except as disclosed in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Purchaser.

(ii)	Any statistical and market-related data included in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(jj)	On and immediately after each Time of Delivery, the Company, and its subsidiaries, on a consolidated basis (in each case, after giving effect to the issuance of the Securities, the application of the proceeds therefrom and the other transactions related thereto as described in each of the Pricing Disclosure Package and the Offering Circular), will be Solvent. As used in this Agreement, the term “Solvent” means, with respect to any party on a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such party is not less than the total amount required to pay the liabilities of such party on its total existing debts and liabilities (including identified contingent liabilities) to the extent such liabilities are required to be reserved under IFRS; (ii) such party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) such party is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) such party is not engaged in any business or transaction, or proposes to engage in any business or transaction, for which its property would constitute unreasonably small capital.

(kk)	Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 below and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers and the offer, resale and delivery of the Securities by the Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Circular, to register the Securities under the Act or to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (including the rules and regulations of the Commission promulgated thereunder).

2.	Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.250% of the aggregate principal amount thereof, the Firm Securities, and (b) in the event and to the extent that the Representatives shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate Securities in denominations other than in multiples of $1,000), in each case as set forth opposite the name of such Purchaser in Schedule I hereto and any additional principal amount of Securities which such Purchaser may become obligated to purchase pursuant to the provisions of Section 10(b) hereof.

The Company hereby grants to the Purchasers the right to purchase at their election up to $33,750,000 in aggregate principal amount of the Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2. Any such election to purchase Optional

Securities may be exercised from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.	Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package, and the Offering Circular and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

(a)	It will sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A; and

(b)	It is an Institutional Accredited Investor (within the meaning of Rule 501 under the Act).

4.	(a)

The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the applicable Time of Delivery (as defined below) at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 (the “Closing Location”).

The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on September 29, 2017 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Purchasers’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)

The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Purchasers:

(a)	To prepare the Preliminary Offering Circular, the Pricing Disclosure Package and the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock, if any, issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction;

(c)	To furnish the Purchasers with written and electronic copies of the Offering Circular and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)

During the period beginning from the date hereof and continuing until the date that is 60 days after the First Time of Delivery, not to (i) offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than pursuant to employee stock plans or contractual registration rights existing on, or upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that nothing in this clause (d) will prohibit the conversion of any Security in accordance with its terms and the terms of the Indenture or the issuance of any Warrant Shares or the issuance of shares of Stock or rights to acquire shares of Stock pursuant to the Company’s long-term incentive plan or the issuance of shares of Stock as a result of the exercise of warrants issued under the Investment Agreement, dated as of March 8, 2016, between Amazon.com, Inc. (“Amazon”) and the Company or the issuance of warrants in accordance with the terms of such Investment Agreement (the “Amazon Investment Agreement”); or

(e)	Not to be or become, at any time prior to the expiration of two years after the each Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)	Except for such documents that are publicly available on the Commission’s EDGAR system, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h)	During the period of one year after each Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities or the Stock issued upon conversion thereof which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act);

(i)	To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds;”

(j)	To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

(k)	To use its best efforts to list for quotation, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities and the Warrant Shares on the Nasdaq Stock Market Inc.’s National Market (the “NASDAQ”).

6.	(a)

The Company represents and agrees that, without the prior consent of the Representatives, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule II(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(d), a “Permitted General Solicitation Material”);

(b)	Each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets and any Permitted General Solicitation Material), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(c)	Any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company and the Representatives, is listed as applicable on Schedule II(b), Schedule II(c) or Schedule II(d) hereto, respectively.

7.

The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any agreement among Purchasers, this Agreement, the Indenture, the Call Spread Confirmations, the Securities, the Blue Sky Memorandum, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) 50% of all costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; (viii) any cost incurred in connection with the issuance, delivery and listing of the shares of Stock, if any, issuable upon conversion of the Securities and the Warrant Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 9 and Section 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchasers hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company contained herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you their written opinion and negative assurance letter, in each case, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Vorys, Sater, Seymour and Pease LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, in each case, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(c)	On the date of the Offering Circular concurrently with the execution of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(d)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular, at each Time of Delivery, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Circular;

(e)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(f)

On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Circular;

(g)	The shares of Stock issuable upon conversion of the Securities shall have been approved for listing, subject to notice of issuance, for quotation on the NASDAQ;

(h)	The Company shall have obtained and delivered to the Purchasers executed copies of a lock-up agreement from each of the parties named in Schedule IV hereto substantially in the form set forth in Annex II hereto;

(i)	The Company shall have executed and delivered the Indenture, and the Purchasers shall have received an executed original copy thereof, and no event that would be a “Default” or “Event of Default” under the Indenture exists;

(j)	The Securities shall be eligible for clearance and settlement through the facilities of DTC; and

(k)	The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

(l)	No event has occurred that would, if the Securities were outstanding, require an adjustment to the conversion rate for the Securities pursuant to the Indenture.

(m)	The Purchasers shall have received at each Time of Delivery a certificate of solvency, dated such Time of Delivery, executed by the principal financial or accounting officer of the Company in the form of Annex III attached hereto.

9.	(a)

The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation

Material, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

(b)	Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and each Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.	(a)

If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Purchasers to purchase and the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.

If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the

Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. LLC or SunTrust Robinson Humphrey, Inc. on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the Representatives, in care of Goldman, Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and SunTrust Robinson Humphrey, Inc., 711 5th Avenue | 14th Floor, New York, New York 10022; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.	THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.	The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Page to Follow]

Very truly yours,
Air Transport Services Group, Inc.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Chief Legal Officer

Accepted as of the date hereof:

Goldman, Sachs & Co. LLC

By:	/s/ Daniel Young

Name:	Daniel Young

Title:	Managing Director

SunTrust Robinson Humphrey, Inc.

By:	/s/ Terence T. O’Malley, Jr.

Name:	Terence T. O’Malley, Jr.

Title:	Managing Director

On behalf of each of the Purchasers

SCHEDULE I

Purchaser	Principal Amount of Firm Securities to be Purchased
Goldman Sachs & Co. LLC	$112,500,000
SunTrust Robinson Humphrey, Inc.	96,368,000
J.P. Morgan Securities LLC	8,066,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	8,066,000

Total	$225,000,000

SCHEDULE II

(a)	Additional Documents Incorporated by Reference: [None.]

(b)	Company Supplemental Disclosure Documents: [None.]

(c)	Purchaser Supplemental Disclosure Documents: [None.]

(d)	Permitted General Solicitation Materials: [None.]

SCHEDULE III

Pricing Term Sheet

PRICING TERM SHEET	CONFIDENTIAL

September 25, 2017

Air Transport Services Group, Inc.

Offering of

$225,000,000 Aggregate Principal Amount of

1.125% Convertible Senior Notes due 2024

The information in this pricing term sheet supplements Air Transport Services Group, Inc.’s preliminary offering circular, dated September 25, 2017 (the “Preliminary Offering Circular”), and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Offering Circular. As used in this pricing term sheet, “we,” “our” and “us” refer to Air Transport Services Group, Inc. and not to its subsidiaries.

Issuer	Air Transport Services Group, Inc.

Ticker / Exchange for Common Stock	ATSG / The NASDAQ Global Select Market (“NASDAQ”).

Trade Date	September 26, 2017.

Settlement Date	September 29, 2017, which is the fourth business day after the date of this pricing term sheet. Currently, trades in the secondary market for convertible notes ordinarily settle two business days after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their Notes before the second business day preceding the Settlement Date must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

Notes	1.125% convertible senior notes due 2024 (the “Notes”).

Principal Amount	$225,000,000 (or, if the initial purchasers fully exercise their option to purchase additional Notes, $258,750,000) aggregate principal amount of Notes.

Offering Price	100% of the principal amount of the Notes.

Maturity	October 15, 2024, unless earlier repurchased or converted.

Stated Interest Rate	1.125% per annum.

Interest Payment Dates	April 15 and October 15 of each year, beginning on April 15, 2018.

Record Dates	April 1 and October 1.

Last Reported Sale Price per Share of Common Stock on NASDAQ on September 25, 2017	$23.63.

Conversion Premium	Approximately 35% above the Last Reported Sale Price per Share of Common Stock on NASDAQ on September 25, 2017.

Initial Conversion Price	Approximately $31.90 per share of common stock.

Initial Conversion Rate	31.3475 shares of common stock per $1,000 principal amount of Notes.

Use of Proceeds	The Issuer estimates that the net proceeds to it from this offering will be approximately $204.0 million (or approximately $234.6 million if the initial purchasers fully exercise their option to purchase additional Notes), after deducting the initial purchasers’ discounts and commissions and the Issuer’s estimated offering expenses. The Issuer intends to use approximately $15.3 million of the net proceeds from this offering, together with the proceeds from the warrants described in the Preliminary Offering Circular, to pay the cost of the convertible note hedge transactions described in the Preliminary Offering Circular (or approximately $17.6 million if the Issuer enters into additional convertible note hedge transactions as a result of the initial purchasers fully exercising their option to purchase additional Notes). The Issuer intends to use the remainder of the net proceeds to repay a portion of the outstanding borrowings under its $545 million revolving credit facility and for general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, then the Issuer intends to sell additional warrants as described in the Preliminary Offering Circular and use a portion of the net proceeds from the sale of the additional Notes, together with the proceeds from the additional warrants, to enter into an additional convertible note hedge transactions as described in the Preliminary Offering Circular.

Book-Running Managers	Goldman Sachs & Co. LLC SunTrust Robinson Humphrey, Inc.

Co-Managers	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC

CUSIP / ISIN Numbers	00922R AA3 / US00922RAA32.

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change	If a make-whole fundamental change occurs and the conversion date for the conversion of a Note occurs during the related make-whole fundamental change conversion period, then, subject to the provisions described in the Preliminary Offering Circular under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares set forth in the table below corresponding (after interpolation as described in the Preliminary Offering Circular under such caption) to the effective date and the stock price of such make-whole fundamental change:

	Stock Price
Effective Date	$23.63	$25.00	$30.00	$31.90	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00
September 29, 2017	10.9715	9.7988	6.7023	5.8683	4.7791	3.5210	2.0558	1.2838	0.8340	0.5501
October 15, 2018	10.9715	9.6692	6.4820	5.6332	4.5329	3.2795	1.8566	1.1328	0.7239	0.4723
October 15, 2019	10.9715	9.5452	6.2383	5.3690	4.2534	3.0045	1.6330	0.9668	0.6054	0.3901
October 15, 2020	10.9715	9.3944	5.9333	5.0386	3.9057	2.6678	1.3692	0.7788	0.4763	0.3038
October 15, 2021	10.9715	9.1892	5.5243	4.5984	3.4497	2.2383	1.0548	0.5682	0.3389	0.2153
October 15, 2022	10.9715	8.9116	4.9400	3.9730	2.8140	1.6695	0.6858	0.3458	0.2039	0.1318
October 15, 2023	10.9715	8.5684	4.0053	2.9712	1.8354	0.8918	0.2914	0.1427	0.0884	0.0606
October 15, 2024	10.9715	8.6525	1.9859	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such effective date or stock price are not set forth in the table above, then:

•	if such stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table and the earlier and later effective dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

•

if the stock price is greater than $80.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described in the Preliminary Offering Circular under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental

Change—Adjustment of Stock Prices and Number of Additional Shares”), or less than $23.63 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 42.3190 shares of common stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Preliminary Offering Circular under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Generally.”

* * *

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. The information in this pricing term sheet does not purport to be a complete description of the Notes or the offering.

The offer and sale of the Notes and any shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act. The Notes and any shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described in the Preliminary Offering Circular under the caption “Transfer Restrictions.”

You should rely only on the information contained or incorporated by reference in the Preliminary Offering Circular, as supplemented by this pricing term sheet, in making an investment decision with respect to the Notes.

Neither this pricing term sheet nor the Preliminary Offering Circular constitutes an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE IV

Parties to Lock-Up Agreement

Joseph C. Hete

Quint O. Turner

Richard F. Corrado

W. Joseph Payne

Richard A. Baudouin

Randy D. Rademacher

J. Christopher Teets

Jeffrey J. Vorholt

ANNEX I

Form of Opinion of Company’s Counsel

to be delivered pursuant to Section 8(b)

ANNEX II

Form of Lock-Up Agreement

Lock-Up Agreement

[ ● ], 2017

Goldman, Sachs & Co. LLC,

SunTrust Robinson Humphrey, Inc.

c/o Goldman, Sachs & Co. LLC,

200 West Street

New York, New York 10282-2198

c/o SunTrust Robinson Humphrey, Inc.

711 5th Avenue, 14th Floor

New York, New York 10022

Dear Sirs:

The undersigned, a stockholder, an officer and/or director of Air Transport Services Group, Inc., a Delaware corporation (the “Company”), understands that Goldman, Sachs & Co. LLC and SunTrust Robinson Humphrey, Inc. (together, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the private offering of 1.125% Convertible Senior Notes due 2024 (the “Offering”), convertible into common stock, par value $0.01 per share, of the Company (the “Common Stock”), which will be offered pursuant to Rule 144A by means of an offering circular (the “Offering Circular”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Purchase Agreement (subject to extensions as discussed below) (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, except pursuant to the Purchase Agreement, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive or have received a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be (except in the case of clauses (ii), (v) and (vi)), (2) any such transfer shall not involve a disposition for value (except in the case of clauses (v) and (vi)), (3) such transfers are not required during the Lock-Up Period to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except in the case of clauses (v), (vi) and (ix)), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period (except in the case of clauses (v), (vi) and (ix)):

i.	as a bona fide gift or gifts; or

ii.	as a bona fide charitable donation; or

iii.	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

iv.	as a distribution to limited partners, stockholders or equity holders of the undersigned; or

v.	in connection with the withholding, receipt, exercise, cashless (or net) exercise (whether to cover exercise price, taxes or other fees and expenses), settlement, vesting or forfeiture of, or removal or lapse of restrictions on, any stock option, Common Stock issued upon exercise of a stock option, restricted share unit, restricted stock or other award pursuant to any employee benefit or director equity plan or agreement in existence as of the date hereof, so long as (x) such transaction or event does not involve the sale or transfer of any shares of Common Stock (other than from the undersigned to the Company), (y) any filing or public announcement made in connection therewith states that such transfer was to the Company in connection with such exercise or settlement, and (z) such right of exercise or settlement occurs or expires during the Lock-Up Period; provided, that for the avoidance of doubt, this clause (iv) will expressly permit the cashless exercise of stock options due to expire during the term of this Agreement; provided, further, that the net proceeds of such exercise following the sale or transfer of any shares of Common Stock to cover the exercise price, taxes or other fees and expenses, shall be held in shares of Common Stock; or

vi.

in connection with the withholding of Common Stock or restricted share units by the Company, at the direction of the undersigned, for the payment of taxes in connection with the vesting or settlement of a stock option, restricted share unit, restricted stock or other award pursuant to any employee benefit or director equity plan or agreement in existence as of the date hereof; provided, that (x) such transaction or event does not involve the sale or transfer of any shares of Common Stock or restricted share units (other than from the undersigned to the Company), (y) any filing or public

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announcement made in connection therewith states that such transfer was to the Company in connection with such exercise, and (z) such right of vesting or settlement occurs or expires during the Lock-Up Period; or

vii.	in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale of shares of Common Stock, provided, that such plan does not provide for the sale of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company; or

viii.	in connection with sales under a trading plan existing on the date hereof pursuant to Rule 10b5-1 under the Exchange Act for the sale of shares of Common Stock; provided that such plan cannot be altered or amended to permit the sale of shares of Common Stock during the Lock-Up Period; or

ix.	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that any filing or public announcement made in connection therewith states that such transfer was to the undersigned’s affiliates or to any investment fund or other entity controlled, managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required during the Lock-Up Period to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period.

This letter agreement shall automatically terminate and become void upon the earlier to occur, if applicable of: (i) the termination of the Purchase Agreement prior to the consummation of the Offering and (ii) October 31, 2017 if the Purchase Agreement has not been executed by then.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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ANNEX III

FORM OF SOLVENCY CERTIFICATE

The undersigned, Quint O. Turner, Chief Financial Officer of Air Transport Services Group, Inc., a Delaware corporation (“the Company”), solely in his capacity as Chief Financial Officer of Company and not in any individual capacity, does herby certify pursuant to Section 8(m) of the purchase agreement (the “Purchase Agreement”) dated as of September 25, 2017, by and between the Company and Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc., as Representatives of the Purchasers named therein, as follows:

On the date hereof, after giving effect to the Company’s business as currently proposed to be conducted as described in the Pricing Disclosure Package and Offering Circular and after giving pro forma effect to the offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Pricing Disclosure Package and Offering Circular:

1.	The fair value of the properties of the Company and its subsidiaries, taken as a whole, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise;

2.	The present fair saleable values of the property of the Company and its subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

3.	The Company and its subsidiaries, taken as a whole, will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

4.	The Company and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Time of Delivery;

5.	The Company has not incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Purchase Agreement, the Indenture and the Securities with actual intent to hinder, delay or defraud either present or future creditors of the Company and its subsidiaries or any of their affiliates, as case may be;

6.	In reaching the conclusions set forth in this Certificate, the undersigned has considered such facts, circumstances and matters as the undersigned has deemed appropriate and has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company after consummation of the transactions.

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

The undersigned understands that the Purchasers are relying on the truth and accuracy of contents of this Certificate in connection with its entering into the Purchase Agreement. This certificate is being delivered by the undersigned officer only in his capacity as Chief Financial Officer of the Company and not individually and the undersigned shall have no personal liability to the Purchasers or any other person with respect thereto.

AIR TRANSPORT SERVICES GROUP, INC.

By:
Name:	Quint O. Turner
Title:	Chief Financial Officer

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